UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)           April 21, 2009
Martin Marietta Materials, Inc.

(Exact Name of Registrant as Specified in Its Charter)
North Carolina

(State or Other Jurisdiction of Incorporation)

1-12744	56-1848578

(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607

(Address of Principal Executive Offices)	(Zip Code)
(919) 781-4550

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On April 21, 2009, the Corporation entered into a $100,000,000 three-year secured accounts receivable credit facility (the “AR Credit Facility”) with Wells Fargo Bank, N.A. (“Wells Fargo”). The AR Credit Facility provides for borrowings, on a revolving basis, of up to 90% of the Corporation’s eligible accounts receivable less than 90 days old and bears interest at a rate equal to the one-month LIBOR plus 2.75%. Under the AR Credit Facility, purchases and settlements will be made bi-weekly between the Corporation and Wells Fargo. Upon the terms and subject to the conditions in the AR Credit Facility, Wells Fargo may determine which receivables are eligible receivables, may determine the amount it will advance on such receivables, and may require the Corporation to repay advances made on receivables and thereby repay amounts outstanding under the AR Credit Facility. Wells Fargo also has the right to require the Corporation to repurchase receivables that remain outstanding 90 days past their invoice date. The AR Credit Facility requires the Corporation’s ratio of consolidated debt to consolidated earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) for the trailing twelve months (the “Ratio”) to not exceed 3.25 to 1.00 as of the end of any fiscal quarter, provided that the Corporation may exclude from the Ratio debt incurred in connection with acquisitions for a period of 180 days so long as the Corporation maintains specified ratings on its long-term unsecured debt and the Ratio calculated without such exclusion does not exceed 3.50 to 1.00. The Corporation continues to be responsible for the servicing and administration of the receivables.
The AR Credit Facility is filed as Exhibit 10.01 hereto and is incorporated herein by reference, and the description of the AR Credit Facility contained herein is qualified in its entirety by the terms of the AR Credit Facility.
On April 23, 2009, the Corporation entered into a $130,000,000 unsecured term loan with SunTrust Bank, as Administrative Agent, Branch Banking and Trust Company, as Syndication Agent, Northern Trust Company, as Documentation Agent, and a syndicate of banks (the “Term Loan”). The Term Loan bears interest, at the Corporation’s option, at rates based upon LIBOR or a base rate, plus, for each rate, basis points related to a pricing grid. The base rate is defined as the highest of (i) the bank’s prime lending rate, (ii) the Federal Funds rate plus 0.5% and (iii) one-month LIBOR plus 1%. The Term Loan requires quarterly principal payments of $1.625 million through March 31, 2011 and $3.25 million thereafter, with the remaining outstanding principal due in full on June 6, 2012. The Term Loan requires the Corporation’s ratio of consolidated debt to consolidated earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) for the trailing twelve months (the “Ratio”) to not exceed 3.25 to 1.00 as of the end of any fiscal quarter, provided that the Corporation may exclude from the Ratio debt incurred in connection with acquisitions for a period of 180 days so long as the Corporation maintains specified ratings on its long-term unsecured debt and the Ratio calculated without such exclusion does not exceed 3.50 to 1.00.
The Term Loan is filed as Exhibit 10.02 hereto and is incorporated herein by reference, and the description of the Term Loan contained herein is qualified in its entirety by the terms of the Term Loan.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information required by Item 2.03 is included under Item 1.01 “Entry into a Material Definitive Agreement” and that information is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
10.01	$100,000,000 Accounts Purchase Agreement dated as of April 21, 2009 between Martin Marietta Materials, Inc. and Wells Fargo Bank, N.A.

10.02	$130,000,000 Term Loan dated Agreement as of April 23, 2009 among Martin Marietta Materials, Inc., SunTrust Bank, as Administrative Agent and a syndicate of banks

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.

(Registrant)

Date: April 27, 2009	By:	/s/ Anne H. Lloyd

Anne H. Lloyd, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01	$100,000,000 Accounts Purchase Agreement dated as of April 21, 2009 between Martin Marietta Materials, Inc. and Wells Fargo Bank, N.A.

10.02	$130,000,000 Term Loan Agreement dated as of April 23, 2009 among Martin Marietta Materials, Inc., SunTrust Bank, as Administrative Agent and a syndicate of banks